UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 20, 2016 (April 15, 2016)
Northrim BanCorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Alaska	0-33501	92-0175752
________________________ (State or other jurisdiction	_____________ (Commission	_________________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3111 C Street, Anchorage, Alaska		99503
___________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	907-562-0062
Not Applicable
___________________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) (1) On March 23, 2016, the Compensation Committee of the Board of Directors of Northrim BanCorp, Inc. (the "Company") and its wholly owned subsidiary, Northrim Bank (the "Employer") deemed it appropriate that the Employer and Benjamin Craig, Executive Vice President and Chief Information Officer of the Bank, enter into an employment agreement effective as of April 15, 2016.

The employment agreement has an initial term ending on December 31, 2016, which term will be automatically extended for additional one-year terms unless at least 90 days prior to any January 1, either party gives notice of its intent not to extend such term or the employment agreement is terminated in accordance with its termination provisions.

Under the terms of the employment agreement, Mr. Craig will receive an annual base salary of $217,300, as adjusted from time to time, and an annual contribution to the Company’s supplemental executive retirement plan equal to five percent of his base salary. Mr. Craig is eligible to participate in the Company’s profit sharing plan, deferred compensation plan, and to receive awards under the Company’s stock incentive plan. The Employer will also provide Mr. Craig with reasonable health insurance, disability and other employment benefits and Mr. Craig is eligible to participate in all the Employer’s employee benefit programs on a basis at least as favorable as that accorded to any other officer of the Employer. The Employer will also reimburse Mr. Craig for reasonable expenses incurred in performing and promoting the business of the Employer.

In the event of a "Change of Control", termination without "Cause" or termination by Mr. Craig for "Good Reason" (as such terms are defined in the employment agreement) within 365 days of such Change in Control, Mr. Craig shall be paid (i) all base salary earned and all reimbursable expenses incurred through such termination date, (ii) an amount equal to Mr. Craig’s highest base salary earned over the prior three years, and (iii) an amount equal to Mr. Craig’s average profit sharing contribution paid over the prior three years. Additionally, the Employer will continue to provide Mr. Craig, at its expense, health and dental insurance benefits for a period of one year following termination of the employment agreement. If any “Change in Control” payments to which Mr. Craig is entitled pursuant to the employment agreement would otherwise constitute a “parachute payment” under Internal Revenue Code Section 280G, then pursuant to the terms of the employment agreement, such payments will be subject to reduction in an amount so that the present value of the total amount received by Mr. Craig will be 2.99 times Mr. Craig’s base amount (as defined in Internal Revenue Code Section 280G).

Mr. Craig is also subject to certain confidentiality, non-competition, non-solicitation and non-disparagement provisions pursuant to the terms of the employment agreement.
The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete copy of Mr. Craig’s employment agreement filed herewith as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.

(a) Financial statements – not applicable
(b) Proforma financial information – not applicable
(c) Shell company transactions – not applicable

(d) Exhibit No.	Description

10.1	Employment agreement with Benjamin Craig dated April 15, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northrim BanCorp, Inc.

April 20, 2016	By:	/s/ Michael Martin
Name: Michael Martin
Title: EVP, General Counsel & Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	Employment agreement with Benjamin Craig dated April 15, 2016